Exhibit 3.1

FRANCISCO V. AGUILAR
Secretary of State

DEPUTY BAKKEDAHL
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

09/25/2024

Work Order Item Number:	W2024092500910-3954898
Filing Number:	20244352319
Filing Type:	Certificate Pursuant to NRS 78.209
Filing Date/Time:	9/25/2024 10:04:00 AM
Filing Page(s):	1

Indexed Entity Information:

Entity ID: E0733532006-9

Entity Name: ZW Data Action Technologies Inc.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
UNITED CORPORATE SERVICES, INC.
2520 ST ROSE PKWY STE 319, Henderson, NV 89074, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Page 1 of 1

Commercial Recording Division
401 N. Carson Street

Business Number E0733532006 - 9 Filed in the Office of Secretary of State State Of Nevada Filing Number 20244352319 Filed On 9/25/2024 10:04:00 AM Number of Pages 1